Exhibit (1.01)

Eastman Kodak Company

Conflict Minerals Report

I	Introduction

This is the Conflict Minerals Report of Eastman Kodak Company (“Kodak”) for the reporting period from January 1, 2016 to December 31, 2016, provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this report, unless otherwise defined herein.

Rule 13p-1 imposes certain reporting obligations on United States Securities and Exchange Commission (“SEC”) registrants that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten (collectively, “3TG”).

Kodak has determined that conflict minerals as defined by the SEC were necessary to the functionality or production of certain products that Kodak manufactured or contracted to be manufactured during 2016.  Kodak conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine the origin of the conflict minerals used in its products.  In accordance with the Rule, Kodak undertook due diligence on the source and chain of custody of its Conflict Minerals.

Company Overview

Kodak is a global commercial printing and imaging company with proprietary technologies in materials science, digital imaging science and software, and deposition processes (methods whereby one or more layers of various materials in gaseous, liquid or small particle form are deposited on a substrate in precise quantities and positions).  Kodak leverages its core technology products and services to develop solutions for the product goods packaging and graphic communications markets, and is commercializing products for the functional printing market. Kodak also offers brand licensing and intellectual property opportunities, provides products and services for motion pictures and other commercial films, and sells ink to its existing installed consumer inkjet printer base.

Supply Chain Overview

Kodak’s global supply chain is complex given that it has over 2,500 material suppliers and the fact that most of its suppliers are located far downstream from the mineral smelters and associated mines.  Kodak relies on its suppliers to assist in the reasonable country of origin inquiry and due diligence efforts for the conflict minerals contained in the materials supplied to, or manufactured for Kodak.  Kodak focuses on collecting data from direct suppliers who are likely to supply Kodak with conflict minerals and requires suppliers to establish the necessary proactive due diligence programs that will enable greater long term supply chain transparency through contract terms.

Kodak performed an analysis of its product components and determined that conflict minerals, which are regularly used in electronics and electrical equipment, are contained in certain components used in the products manufactured for or by Kodak.  Kodak determined that conflict minerals that are contained in certain products were necessary to the functionality or production of the product manufactured or contracted to be manufactured for Kodak, while consumables such as inks, digital and flexographic print plates and chemicals do not contain these minerals.

II	Design of Due Diligence Measures

Kodak designed its overall conflict minerals policies and procedures to conform, in all material respects, to the five-step framework developed by the Organisation for Economic Co-operation and Development (“OECD”), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and the supplements on tin, tantalum, tungsten and gold.

Kodak’s implementation of the five-step framework consists of the following activities which are discussed in further detail below.

1.	Established a management system
2.	Established a process to identify and assess risks in Kodak’s supply chain
3.	Respond to identified risks
4.	Auditing of smelters/refiners sourcing
5.	Reporting on supply chain due diligence

Kodak, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; Kodak does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries. Because Kodak does not typically have direct relationships with smelters and refiners, Kodak’s efforts utilized multi-industry initiatives with the smelters and refiners of minerals that may provide those minerals to companies in Kodak’s supply chain.

Step 1: Management Systems

The management system includes a multidisciplinary Conflict Minerals Team consisting of representation from Kodak’s Health, Safety & Environment organization, Worldwide Procurement and Corporate Finance.  This team is responsible for the design, implementation and continued administration of Kodak’s conflict minerals program.  Senior management (including the Director and VP for Purchasing, the Assistant Controller and the General Counsel) is briefed about the results of the team’s due diligence efforts.  It is Kodak’s policy to refrain from purchasing, directly or indirectly from any sources, conflict minerals that may finance or benefit armed groups.  Kodak’s conflict minerals policy is publicly available on Kodak’s website at www.kodak.com\go\hsesupplier.

Kodak requires its suppliers to implement a conflict minerals due diligence management system, including a system of controls, to determine the sources of conflict minerals in all products that are supplied to, or manufactured on behalf of, Kodak.  Kodak’s suppliers are required to exercise due diligence on the source and chain of custody of these minerals and to cooperate in providing Kodak its due diligence information to work toward sourcing only from smelters and refiners which have been certified as conflict free.

In 2016, Kodak was a member of Electronic Industry Citizenship Coalition (“EICC”) and the Conflict Free Sourcing Initiative (“CFSI”).  Through these affiliations, Kodak collaborates with industry peers to support the development and use of tools, programs and mineral traceability schemes that help enable companies to source DRC conflict-free minerals.  One of the programs developed by the CFSI is the Conflict Free Smelter Program (“CFSP”).  The CFSP is a voluntary initiative in which independent third party audits are conducted of a smelter’s or refiner’s procurement processes to determine if the smelter or refiner can demonstrate that all the minerals they process originate from conflict-free sources.  Kodak also utilizes the Conflict Minerals Reporting Template (“CMRT”) developed by CFSI to collect supplier data. Kodak’s support of these programs demonstrates its commitment to conflict free sources for the metals used in Kodak’s products.  Kodak also has a Business Conduct phone number and website for employees to report concerns about violations of Kodak’s Conflict Minerals policy and other policies.

Step 2: Identify and Assess Risks in Our Supply Chain and Reasonable Country of Origin Inquiry:

Kodak, through its RCOI process, determined suppliers that were in scope by starting with a complete list of first tier suppliers and removing: service providers, indirect materials suppliers, and suppliers with whom kodak spent no money in 2016.  In some instances second tier suppliers (e.g., distributors) were also included in the scope of this initial list.  Based on a review of Kodak’s spending data and known product compositions, suppliers providing services or products that contain no conflict minerals were excluded from Kodak’s scope.  The exclusions included suppliers providing commodities such as travel, employee benefits, facility maintenance, stationery, office supplies and chemicals with a known composition.  The remaining suppliers were identified as relevant or high priority suppliers, including suppliers with the potential to provide raw materials, components, parts, sub-assemblies and products that have the greatest likelihood of containing conflict minerals.

The suppliers that were identified as relevant or high priority received an email containing a cover letter signed by Kodak’s Chief Procurement Officer and a conflict minerals questionnaire using the CMRT. The cover letter provided an explanation for the request including the regulatory background and the expected timing for a response.  Non-responsive suppliers were contacted a minimum of three times. All of these communications were monitored and tracked for future reporting and transparency.

Kodak received responses from approximately 85% of the suppliers that were in scope.  Kodak’s minerals team reviewed and verified each completed questionnaire against expectations established by company policy. Kodak also reviewed the supplier’s website to determine if it had a conflict minerals policy describing its due-diligence program and how it was being applied to the suppliers in the chain.  Further, any smelters and refiners identified in the questionnaire were compared against CFSI’s standard smelter reference list and the U.S. Department of Commerce list of known smelters and refiners to verify that the identified facilities are smelters or refiners of conflict minerals. Kodak also reviewed country of origin information available from CFSI for the smelters and refiners identified in the questionnaire.

III.	Due Diligence Measures Performed

Step 3: Strategy to Respond to Identified Risks:

Kodak compared smelters and refiners identified by suppliers in the questionnaire against the list of facilities that have received a “conflict free” designation from CFSI. In addition, Kodak reviewed the responses against criteria developed to determine which responses required follow up and further engagement.  These criteria included categories for untimely or incomplete responses as well as inconsistencies within the data reported in the template.  Kodak worked directly with these suppliers to provide revised responses.  Specifically, Kodak followed up with suppliers who provided any of the following negative or incomplete responses to the questionnaire:

•	The response did not appear justified by the product category or composition of the product.
•	The supplier did not indicate that it had implemented a management system or due-diligence program to obtain information from its suppliers.
•	The response was incomplete or necessary information was not provided by the supplier.
•	The smelter list included problematic smelters (smelters that are not on either CFSI’s standard smelter list or the U.S Department of Commerce list of known smelters).

If supplier’s efforts to address concerns were determined to be deficient, they were flagged for further action, ranging from education to discontinuing purchases.  The project team reports annually on its progress to relevant senior executives of the company.

Step 4: Auditing of Smelters/Refiners Sourcing

Due to the complexity of Kodak’s products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify actors upstream from Kodak’s direct suppliers.  Kodak does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain. Kodak has supported the execution of the CFSP and has relied on the CFSP to perform audits of smelters and to develop information on the country and mine or location of origin of conflict minerals in Kodak’s products.

IV.	Reporting and Results

Step 5:  Annual Reports on Supply Chain Due Diligence:

Kodak annually reports on its conflict minerals supply chain due diligence to the SEC through its Form SD and Conflict Minerals Report, and publishes the same information on its public website.

Results of Supply Chain Due Diligence

Reviewing information about 3TG smelters and refiners in Kodak’s supply chain represents the most reasonable effort Kodak can make to determine the mines or locations of origin of the 3TG in its supply chain.  Kodak received responses from approximately 85% of the suppliers surveyed.  Based on these responses, Kodak identified 338 smelters or refiners of 3TG that are known smelters or refiners based on the CFSI’s standard smelter reference list and may have processed the conflict minerals contained in Kodak’s products.  These smelters are listed in the Appendix.  The Appendix also includes an aggregated list of the countries of origin from which the listed smelters and refiners are believed to have sourced conflict minerals, in addition to recycled and scrap sources.

A majority of Kodak’s suppliers provided information at the company level, rather than information specific to the materials purchased by Kodak.  Kodak is unable to validate whether the smelters and refiners listed in the Appendix in fact contributed conflict minerals to its products.

Of the 338 smelters and refiners listed in the Appendix, 244 have been certified as compliant with the CFSI’s CFSP, and an additional 13 have begun the audit process under CFSP.  Kodak was unable to determine the conflict status of the remaining smelters and refiners.

Smelters and refiners that are compliant with the relevant CFSP assessment protocols or currently in the audit process:

Tantalum:	44 of 48 (92%)
Tin:	74 of 99 (75%)
Tungsten:	41 of 51 (80%)
Gold:	98 of 140 (70%)

Overall, 257 of 338, or 76% of the smelters and refiners are compliant with the CFSI’s CFSP or are currently in the audit process.

The number of smelters and refiners in Kodak’s supply chain as of December 31, 2016 that were compliant with the CFSI’s CFSP has more than quadrupled since Kodak began the evaluation process in 2013.

CFSP Compliant smelters and refiners in Kodak’s supply chain:

2013	55 Compliant smelters and refiners
2014	126 Compliant smelters and refiners
2015	214 Compliant Smelters and refiners
2016	244 Compliant Smelters and refiners

V.	Product Description:

Given the fact that not all smelters and refiners identified by Kodak’s suppliers have been audited by the CFSI’s CFSP list and many suppliers are still collecting information from their supply chain, Kodak’s products containing or using conflict minerals are considered DRC conflict undeterminable.

The Kodak products determined to be DRC conflict undeterminable are as follows:

KODAK PROSPER Press Platform	KODAK VERSAMARK Printing Systems
KODAK PROSPER Imprinting Systems	KODAK VERSAMARK Imprinting Systems
KODAK NEXPRESS Digital Production Color Press Platform	KODAK DIGIMASTER HD Digital Production Platform
KODAK FLEXCEL NX Imager and Laminator	Kodak FLEXCEL Direct Imager
Print on Demand Solutions

MAGNUS Platesetters	TRENDSETTER Platesetters
ACHIEVE Platesetters	GENERATION NEWS Platesetter
TRENDSETTER NEWS Platesetter	MERCURY P-HD Plate Processor
S Plate Processor	P-LD Plate Processor
T-HDX and T-HDE Plate Processors	Entertainment Motion Picture Film

VI	Steps to Improve Due Diligence

Kodak will continue to communicate its expectations and information requirements to its direct suppliers.  Kodak will also continue to monitor changes in circumstances that may impact the facts or its determination.  Over time, Kodak anticipates that the amount of information globally on the traceability and sourcing of these ores will increase and improve Kodak’s knowledge.  Kodak will continue to make inquiries to its direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified.  New suppliers will be reviewed for conflict minerals conformance during initial business reviews.  If Kodak becomes aware of a supplier whose due diligence needs improvement, Kodak intends to continue the trade relationship while that supplier improves its performance. However, if Kodak identifies an upstream supplier is sourcing from or linked to any party providing direct or indirect support to non-state armed groups, Kodak will work with its supply chain to suspend or discontinue engagement with that upstream supplier.  Kodak expects its suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, Kodak will undertake the following steps during the next compliance period to improve the due diligence conducted to further mitigate the risk that its necessary conflict minerals do not benefit armed groups, including:

•	Continue to collect responses from suppliers using the CMRT.
•	Compare and validate RCOI results to information collected via independent conflict free smelter validation programs.
•	Inform and encourage suppliers to transition to smelters identified by the due diligence process as “conflict free” by an independent audit program.

APPENDIX

The table below lists the smelters and refiners as reported to Kodak by its suppliers that are known smelters or refiners based on the CFSI’s standard smelter reference list as of April 2017 and may have processed the conflict minerals contained in Kodak’s products.  This information is as reported by the CFSI as of May 1, 2017.

Metal	Smelter Name	Smelter Facility Location
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company*	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Limited*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES

Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA

Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.*	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Indъstria e Comйrcio Ltda*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA

Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.*	SPAIN
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA

Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN

Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

* Denotes smelters and refiners which have received a “conflict-free” designation from an independent third party audit program as of May 1, 2017.

Country of Origin Information:

As a result of the reasonable country of origin inquiry conducted as described above, Kodak concluded that the aggregated countries of origin from which the smelters and refiners listed above are believed to have sourced conflict minerals include Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic Of), Kyrgyzstan, Macedonia (The Former Yugoslav Republic Of), Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe.